Exhibit 99.1

Wednesday, October 11, 2017

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: Richard J. Cantele, Jr., President and Chief Executive Officer

860-435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY BANCORP, INC. ANNOUNCES RESIGNATION OF CHIEF ACCOUNTING OFFICER

Lakeville, Connecticut, October 11, 2017/GlobeNewswire…Salisbury Bancorp, Inc. (“Salisbury”), (NASDAQ: SAL), the holding company for Salisbury Bank and Trust Company (the “Bank”), announced that Donald E. White will resign as Executive Vice President and Chief Financial Officer of the Company and the Bank effective October 20, 2017 to pursue another career opportunity. Mr. White has served as Executive Vice President and Chief Financial Officer since April 2013.

“We are grateful to Don for helping us achieve our objectives in both financial performance and fiscal accountability to our shareholders,” said Rick Cantele, President and Chief Executive Officer. “We thank him for his service and wish him the very best in his future career.”

Mr. White’s resignation is not the result of any disagreement with the Company or the Bank on any matter relating to operations, policies, or practices.

Forward-Looking Statements

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions and estimates made by management using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in Salisbury’s quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ materially from results discussed in the forward-looking statements.